Exhibit 99.1

Contact:            Hal S. Jones                                                                                         For Immediate Release
(703) 345-6370                                                                                        November 2, 2016

GRAHAM HOLDINGS COMPANY REPORTS
THIRD QUARTER EARNINGS
ARLINGTON, VA – Graham Holdings Company (NYSE: GHC) today reported income from continuing operations attributable to common shares of $33.1 million ($5.87 per share) for the third quarter of 2016, compared to a loss of $231.2 million ($40.32 per share) for the third quarter of 2015. Net loss attributable to common shares was $230.8 million ($40.25 per share) for the third quarter of 2015, including $0.4 million ($0.07 per share) in income from discontinued operations. (Refer to “Discontinued Operations” discussion below.)
The results for the third quarter of 2016 and 2015 were affected by a number of items as described in the following paragraphs. Excluding these items, income from continuing operations attributable to common shares was $36.9 million ($6.53 per share) for the third quarter of 2016, compared to $35.6 million ($6.05 per share) for the third quarter of 2015. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)
Items included in the Company’s income from continuing operations for the third quarter of 2016:

•	a $15.0 million non-operating expense from the write-down of a cost method investment (after-tax impact of $9.6 million, or $1.70 per share);

•	$3.8 million in non-operating foreign currency losses (after-tax impact of $2.4 million, or $0.43 per share); and

•	a net nonrecurring $8.3 million deferred tax benefit related to Kaplan's international operations ($1.47 per share).
Items included in the Company’s loss from continuing operations for the third quarter of 2015:

•	$248.6 million goodwill impairment charge related to the Kaplan Higher Education (KHE) business (after-tax impact of $217.1 million, or $37.85 per share);

•	$9.5 million in restructuring charges at the education division (after-tax impact of $5.8 million, or $1.00 per share);

•	$18.8 million in expense related to the modification of stock options awards related to the cable spin-off (after-tax impact of $11.6 million, or $1.99 per share);

•	$26.3 million in net non-operating losses arising from the sales of two businesses (after tax impact of $24.3 million, or $4.16 share); and

•	$13.0 million in non-operating foreign currency losses (after-tax impact of $8.0 million, or $1.37 per share).
Revenue for the third quarter of 2016 was $621.6 million, down 3% from $641.4 million in the third quarter of 2015. Revenues declined at the education division, offset by an increase at the television broadcasting division and in other businesses. The Company reported operating income of $68.0 million for the third quarter of 2016, compared to an operating loss of $213.7 million for the third quarter of 2015. Operating results improved at the education and television broadcasting divisions, offset by a decline in other businesses.
For the first nine months of 2016, the Company reported income from continuing operations attributable to common shares of $131.7 million ($23.21 per share), compared to a loss of $194.6 million ($34.18 per share) for the first nine months of 2015. Net loss attributable to common shares was $152.5 million ($26.19 per share) for the first nine months of 2015, including income of $42.2 million ($7.99 per share) in income from discontinued operations. (Refer to “Discontinued Operations” discussion below.)
The results for the first nine months of 2016 and 2015 were affected by a number of items as described in the following paragraphs. Excluding these items, income from continuing operations attributable to common shares was $110.1 million ($19.41 per share) for the first nine months of 2016, compared to $87.6 million ($14.95 per share) for the first nine months of 2015. (Refer to the Non-GAAP Financial Information schedule at the end of this release for additional details.)

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Items included in the Company’s income from continuing operations for the first nine months of 2016:

•	a $40.3 million non-operating gain from the sales of land and marketable equity securities (after-tax impact of $25.0 million, or $4.42 per share);

•	a $22.2 million non-operating gain arising from the sale of a business and the formation of a joint venture (after-tax impact of $13.6 million, or $2.37 per share);

•	a $15.0 million non-operating expense from the write-down of a cost method investment (after-tax impact of $9.6 million, or $1.70 per share);

•	$33.3 million in non-operating foreign currency losses (after-tax impact of $21.3 million, or $3.76 per share);

•	a net nonrecurring $8.3 million deferred tax benefit related to Kaplan's international operations ($1.47 per share); and

•	a favorable $5.6 million out of period deferred tax adjustment related to the KHE goodwill impairment recorded in the third quarter of 2015 ($1.00 per share).
Items included in the Company’s income from continuing operations for the first nine months of 2015:

•	$255.5 million goodwill and long-lived asset impairment charges related to the KHE business (after-tax impact of $221.5 million, or $38.57 per share);

•	$36.8 million in restructuring charges and accelerated depreciation at the education division (after-tax impact of $23.3 million, or $4.01 per share);

•	$18.8 million in expense related to the modification of stock options awards related to the cable spin-off (after-tax impact of $11.6 million, or $2.00 per share);

•	$12.5 million in non-operating losses arising from the sales of five businesses and an investment, and on the formation of a joint venture (after tax impact of $15.7 million, or $2.82 per share); and

•	$16.2 million in non-operating foreign currency losses (after-tax impact of $10.1 million, or $1.73 per share).
Revenue for the first nine months of 2016 was $1,852.3 million, down 6% from $1,969.7 million in the first nine months of 2015. Revenues declined at the education division, offset by an increase at the television broadcasting division and in other businesses. The Company reported operating income of $194.0 million for the first nine months of 2016, compared to an operating loss of $148.6 million for the first nine months of 2015. Operating results improved at the education and television broadcasting divisions, offset by a decline in other businesses.
Division Results
Education
Education division revenue totaled $386.9 million for the third quarter of 2016, down 20% from revenue of $481.7 million for the same period of 2015. Kaplan reported operating income of $16.3 million for the third quarter of 2016, compared to an operating loss of $242.8 million for the third quarter of 2015. Operating results for the third quarter of 2015 included a $248.6 million goodwill impairment charge related to KHE. Operating results for the third quarter of 2015 also included restructuring costs of $9.5 million.
For the first nine months of 2016, education division revenue totaled $1,207.2 million, down 20% from revenue of $1,506.0 million for the same period of 2015. Kaplan reported operating income of $63.7 million for the first nine months of 2016, compared to an operating loss of $249.8 million for the first nine months of 2015. Operating results for the first nine months of 2015 included $255.5 million in goodwill and other long-lived asset impairment charges related to KHE. Restructuring costs totaled $36.8 million for the first nine months of 2015.

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A summary of Kaplan’s operating results for the third quarter and first nine months of 2016 compared to 2015 is as follows:

	Three Months Ended			Nine Months Ended
	September 30			September 30
(in thousands)	2016	2015	% Change	2016	2015	% Change
Revenue
Higher education	$148,602	$203,529	(27)	$472,131	$681,814	(31)
Test preparation	78,291	83,706	(6)	224,102	233,313	(4)
Kaplan international	160,456	192,702	(17)	512,068	585,486	(13)
Kaplan corporate and other	47	1,905	(98)	190	5,723	(97)
Intersegment elimination	(460)	(96)	—	(1,266)	(363)	—
	$386,936	$481,746	(20)	$1,207,225	$1,505,973	(20)
Operating Income (Loss)
Higher education	$11,494	$3,153	—	$50,037	$28,510	76
Test preparation	8,588	13,620	(37)	13,314	16,365	(19)
Kaplan international	1,561	8,295	(81)	22,937	33,585	(32)
Kaplan corporate and other	(3,537)	(17,952)	80	(17,368)	(68,553)	75
Amortization of intangible assets	(1,773)	(1,339)	(32)	(5,158)	(4,313)	(20)
Impairment of goodwill and other long-lived assets	—	(248,591)	—	—	(255,467)	—
Intersegment elimination	—	37	—	(49)	95	—
	$16,333	$(242,777)	—	$63,713	$(249,778)	—
KHE includes Kaplan’s domestic postsecondary education businesses, made up of fixed-facility colleges and online postsecondary and career programs. KHE also includes the domestic professional and other continuing education businesses.
Since 2012, KHE has closed campuses, consolidated facilities and reduced its workforce. On September 3, 2015, Kaplan completed the sale of substantially all of the remaining assets of its KHE Campuses business. In connection with these and other plans, KHE incurred $3.8 million and $9.2 million in restructuring costs in the third quarter and first nine months of 2015, respectively.
As a result of continued declines in student enrollments at KHE and the challenging industry operating environment, Kaplan completed an interim impairment review of KHE's remaining long-lived assets in the third quarter of 2015 that resulted in a $248.6 million goodwill impairment charge. This goodwill impairment charge followed a $6.9 million long-lived asset impairment charge that was recorded in the second quarter of 2015 in connection with the KHE Campuses business.
KHE results, excluding the impairment charge, include revenue and operating losses (including restructuring charges) related to all KHE Campuses, those sold or closed, including Mount Washington College and Bauder College, as follows:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands)	2016	2015	2016	2015
Revenue	$195	$45,341	$1,259	$176,800
Operating loss	$(301)	$(14,745)	$(2,400)	$(33,808)
In the third quarter and first nine months of 2016, KHE revenue declined 27% and 31%, respectively, due to campus sales and closings, and declines in average enrollments at Kaplan University, offset by increased revenues at the domestic professional and other continuing education businesses. KHE operating results improved in the third quarter and first nine months of 2016 due to reduced losses at the KHE Campuses business, lower marketing expenditures at Kaplan University and improved results at the domestic professional and other continuing education businesses, partially offset by lower enrollment at Kaplan University.
New higher education student enrollments at Kaplan University declined 17% in the third quarter of 2016 and 25% for the first nine months of 2016 due to lower demand across Kaplan University programs. Total students at Kaplan University were 34,462 at September 30, 2016, down 20% from September 30, 2015.

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Kaplan University enrollments at September 30, 2016 and 2015, by degree and certificate programs, are as follows:

	As of September 30
	2016	2015
Certificate	7.7%	3.5%
Associate’s	19.5%	27.4%
Bachelor’s	51.0%	47.3%
Master’s	21.8%	21.8%
	100.0%	100.0%
Kaplan Test Preparation (KTP) includes Kaplan’s standardized test preparation programs. KTP revenue declined 6% and 4% for the third quarter and first nine months of 2016, respectively. Enrollments, excluding the new economy skills training offerings, were down 1% for the first nine months of 2016. In comparison to 2015, KTP operating results were down 37% and 19% in the third quarter and the first nine months of 2016, respectively, due to investment in new economy skills training programs and lower revenues from a change in the enrollment mix to lower priced programs. Operating losses for the new economy skills training programs were $9.8 million and $4.7 million for the first nine months of 2016 and 2015, respectively.
Kaplan International includes English-language programs, and postsecondary education and professional training businesses largely outside the United States. In January and February 2016, Kaplan acquired Mander Portman Woodward, a leading provider of high-quality, bespoke education to UK and international students in London, Cambridge and Birmingham; and Osborne Books, an education publisher of learning resources for accounting qualifications in the UK.
Kaplan International revenue declined 17% and 13% for the third quarter and first nine months of 2016, of which 5% was due to currency fluctuations. The remaining decrease is due to enrollment declines in English-language and Pathways programs. Revenue growth from the 2016 acquisitions was largely offset by revenue declines due to prior year dispositions. Operating income declined in the third quarter and first nine months of 2016, due largely to the reduced English-language and Pathways results, partially offset by operating income from newly acquired businesses.
Kaplan corporate and other represents unallocated expenses of Kaplan, Inc.’s corporate office, other minor businesses and certain shared activities. In the third quarter of 2015, Kaplan corporate recorded $5.3 million in severance expense and in the first nine months of 2015, Kaplan corporate recorded a total of $26.5 million in restructuring charges. In 2016, Kaplan corporate expenses also declined due to the benefits from restructuring activities and a reduction in incentive compensation expense. Also, 2015 spending for the replacement of its human resources system was not repeated in 2016.
In the first quarter of 2016, Kaplan sold Colloquy, which was a part of Kaplan corporate and other, for a gain of $18.9 million that is included in other non-operating income. In the first nine months of 2015, Kaplan also sold four businesses, including the KHE Campuses business and a small business that was part of KHE, and two businesses that were part of Kaplan International. The net loss on the sale of these businesses totaled $26.3 million and $24.9 million in the third quarter and first nine months of 2015, respectively, that is also included in other non-operating expense for the relevant periods.
Television Broadcasting
Revenue at the television broadcasting division increased 25% to $112.4 million in the third quarter of 2016, from $89.7 million in the same period of 2015; operating income for the third quarter of 2016 increased 46% to $59.2 million, from $40.5 million in the same period of 2015. The revenue increase is due to $13.1 million in incremental summer Olympics-related advertising revenue at the Company's NBC affiliates, a $7.2 million increase in political advertising revenue and $4.4 million more in retransmission revenues. The increase in operating income is due to the revenue increase, offset by higher spending on digital initiatives and increased network fees.
Revenue at the television broadcasting division increased 14% to $300.9 million in the first nine months of 2016, from $264.0 million in the same period of 2015; operating income for the first nine months of 2016 increased 19% to $144.6 million, from $121.1 million in the same period of 2015. The revenue increase is due to $13.1 million in incremental summer Olympics-related advertising revenue at the Company's NBC affiliates, $14.5 million more in retransmission revenues and a $9.9 million increase in political advertising revenue. The increase in operating income is due to the revenue increase, offset by higher spending on digital initiatives and increased network fees.
In May 2016, the Company announced that it had reached an agreement with Nexstar Broadcasting Group, Inc. and Media General, Inc. to acquire WCWJ, a CW affiliate television station in Jacksonville, FL and WSLS, an NBC affiliate television station in Roanoke, VA for $60 million in cash and the assumption of certain pension obligations. The Company will continue to operate both stations under their current network affiliations. The acquisition is subject to approval by the FCC, other regulatory approvals, and the satisfaction of closing conditions.

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Other Businesses
Manufacturing includes three businesses: Dekko, a manufacturer of electrical workspace solutions, architectural lighting, and electrical components and assemblies acquired in November 2015; Joyce/Dayton Corp., a Dayton, OH, based manufacturer of screw jacks and other linear motion systems; and Forney, a global supplier of products and systems that control and monitor combustion processes in electric utility and industrial applications.
Manufacturing revenues and operating income increased in the first nine months of 2016 due primarily to the Dekko acquisition. In September 2016, Dekko acquired Electri-Cable Assemblies (ECA), a Shelton, CT based manufacturer of power, data and electrical solutions for the office furniture industry.
The Graham Healthcare Group (GHG) provides home health and hospice services in six states. In June 2016, the Company acquired the outstanding 20% redeemable noncontrolling interest in Residential Healthcare (Residential). Also in June 2016, Celtic Healthcare (Celtic) and Residential combined their business operations and the Company now owns 90% of the combined entity, known as GHG. The Company incurred approximately $2.0 million in expenses in conjunction with these transactions in the second quarter of 2016. Healthcare revenues increased 12% in the first nine months of 2016 due primarily to patient growth for both home health and hospice. Operating results were down for the first nine months of 2016, largely due to the expenses incurred related to the transactions in the second quarter of 2016 and an increase in information systems costs.
In June 2016, Residential and a Michigan hospital formed a joint venture to provide home health services to West Michigan patients. Residential manages the operations of the joint venture and holds a 40% interest. The pro rata operating results of the joint venture are included in the Company's equity in earnings of affiliates. In connection with this transaction, the Company recorded a pre-tax gain of $3.2 million in the second quarter of 2016 that is included in other non-operating income.
In January 2015, Celtic and Allegheny Health Network formed a joint venture to combine each other’s home health and hospice assets in the western Pennsylvania region. Celtic manages the operations of the joint venture for a fee and holds a 40% interest. The pro rata operating results of the joint venture are included in the Company’s equity in earnings of affiliates. In connection with this transaction, the Company recorded a noncash pre-tax gain of $6.0 million in the first quarter of 2015 that is included in other non-operating income.
SocialCode is a provider of marketing solutions on social, mobile and video platforms. SocialCode revenues increased 39% and 31% in the third quarter and first nine months of 2016, due to continued growth in digital advertising service revenues. SocialCode reported operating losses of $10.8 million and $15.3 million for the third quarter and first nine months of 2016, respectively; these results include incentive accruals of $11.3 million and $12.0 million related to phantom equity appreciation plans, for the relevant periods.The expense amounts related to these plans for the comparable periods of 2015 were insignificant.
Other businesses also include Slate and Foreign Policy, which publish online and print magazines and websites; and two investment stage businesses, Panoply and CyberVista. Losses from each of these businesses in the third quarter and first nine months of 2016 adversely affected operating results.
Corporate Office
Corporate office includes the expenses of the Company’s corporate office, the pension credit for the Company’s traditional defined benefit plan and certain continuing obligations related to prior business dispositions. In the third quarter of 2015, the Company recorded $18.8 million in incremental stock option expense, due to stock option modifications that resulted from the Cable ONE spin-off. The total pension credit for the Company’s traditional defined benefit plan was $48.1 million and $58.7 million in the first nine months of 2016 and 2015, respectively.
Without the pension credit, corporate office expenses declined in the first nine months of 2016 due primarily to lower compensation costs.
Equity in Earnings (Losses) of Affiliates
At September 30, 2016, the Company held interests in a number of home health and hospice joint ventures, and interests in several other affiliates. The Company recorded equity in losses of affiliates of $1.0 million for the third quarter of 2016, compared to earnings of $0.1 million for the third quarter of 2015. The Company recorded equity in losses of affiliates of $0.9 million for the first nine months of 2016, compared to $0.7 million for the first nine months of 2015.
Other Non-Operating Income (Expense)
The Company recorded total other non-operating expense, net, of $18.2 million for the third quarter of 2016, compared to $40.5 million for the third quarter of 2015. The 2016 amounts included a $15.0 million write-down of a

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cost method investment and $3.8 million in foreign currency losses, partially offset by other items. The 2015 amounts included $26.3 million in losses from the sales of businesses, $13.0 million in foreign currency losses and other items.
The Company recorded total other non-operating income, net, of $15.9 million for the first nine months of 2016, compared to $29.9 million in non-operating expense, net for the first nine months of 2015. The 2016 amounts included a $34.1 million gain on the sale of land; an $18.9 million gain on the sale of a business; a $6.3 million gain on the sale of marketable equity securities; a $3.2 million gain on the Residential joint venture transaction and other items, partially offset by $33.3 million in foreign currency losses and $15.2 million in cost method investment write-downs. The 2015 amounts included $23.3 million in losses from the sales of businesses, $16.2 million in foreign currency losses and other items, offset by a $6.0 million gain on the Celtic joint venture transaction and a $4.8 million increase to the Classified Ventures gain.
Net Interest Expense and Related Balances
The Company incurred net interest expense of $7.9 million and $22.5 million for the third quarter and first nine months of 2016, respectively, compared to $7.3 million and $23.3 million for the third quarter and first nine months of 2015. At September 30, 2016, the Company had $497.4 million in borrowings outstanding at an average interest rate of 6.2% and cash, marketable equity securities and other investments of $1,029.9 million.
In July 2016, a Kaplan UK company entered into a 4-year loan agreement for a £75 million borrowing. The overall effective interest rate is 2.01%, taking into account an interest rate swap agreement the Company entered into on the same date as the borrowing.
Provision for Income Taxes
The Company's effective tax rate for the first nine months of 2016 was 28.9%. In the third quarter of 2016, a net nonrecurring $8.3 million deferred tax benefit related to Kaplan’s international operations was recorded. In the second quarter of 2016, the Company benefited from a favorable $5.6 million out of period deferred tax adjustment related to the KHE goodwill impairment recorded in the third quarter of 2015. Excluding these adjustments, the Company's effective tax rate for the first nine months of 2016 was 36.4%.
The Company's effective tax rate on the loss for continuing operations for the first nine months of 2015 was 4.9%, as a large portion of the goodwill impairment charge and the goodwill included in the loss on the KHE Campuses sale are permanent differences. Excluding the effect of these permanent differences, the effective tax rate for continuing operations for the first nine months of 2015 was 38.0%.
Discontinued Operations
In 2015, the Company completed the spin-off of Cable ONE as an independent, publicly traded company and the sale of a school in China that was previously part of Kaplan International.
As a result of these transactions, income from continuing operations excludes the operating results and related loss, if any, on dispositions of these businesses, which have been reclassified to discontinued operations, net of tax, in 2015.
Earnings Per Share
The calculation of diluted earnings per share for the third quarter and first nine months of 2016 was based on 5,573,982 and 5,599,898 weighted average shares outstanding, respectively, compared to 5,837,107 and 5,810,672 for the third quarter and first nine months of 2015. At September 30, 2016, there were 5,617,576 shares outstanding. On May 14, 2015, the Board of Directors authorized the Company to acquire up to 500,000 shares of its Class B common stock; the Company has remaining authorization for 264,859 shares as of September 30, 2016.
Forward-Looking Statements
This press release contains certain forward-looking statements that are based largely on the Company’s current expectations. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results and achievements to differ materially from those expressed in the forward-looking statements. For more information about these forward-looking statements and related risks, please refer to the section titled “Forward-Looking Statements” in Part I of the Company’s Annual Report on Form 10-K.

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	September 30%
(in thousands, except per share amounts)	2016	2015	Change
Operating revenues	$621,638	$641,432	(3)
Operating expenses	530,888	587,592	(10)
Depreciation of property, plant and equipment	16,097	14,460	11
Amortization of intangible assets	6,620	4,512	47
Impairment of goodwill and other long-lived assets	—	248,591	—
Operating income (loss)	68,033	(213,723)	—
Equity in (losses) earnings of affiliates, net	(1,008)	95	—
Interest income	740	481	54
Interest expense	(8,614)	(7,830)	10
Other expense, net	(18,225)	(40,458)	(55)
Income (loss) from continuing operations before income taxes	40,926	(261,435)	—
Provision (benefit) for income taxes	7,800	(30,500)	—
Income (loss) from continuing operations	33,126	(230,935)	—
Income from discontinued operations, net of tax	—	379	—
Net income (loss)	33,126	(230,556)	—
Net income attributable to noncontrolling interests	—	(287)	—
Net income (loss) attributable to Graham Holdings Company	33,126	(230,843)	—
Redeemable preferred stock dividends	—	—	—
Net Income (Loss) Attributable to Graham Holdings Company Common Stockholders	$33,126	$(230,843)	—
Amounts Attributable to Graham Holdings Company Common Stockholders
Income (loss) from continuing operations	$33,126	$(231,222)	—
Income from discontinued operations, net of tax	—	379	—
Net income (loss)	$33,126	$(230,843)	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic income (loss) per common share from continuing operations	$5.90	$(40.32)	—
Basic income per common share from discontinued operations	—	0.07	—
Basic net income (loss) per common share	$5.90	$(40.25)	—
Basic average number of common shares outstanding	5,544	5,738
Diluted income (loss) per common share from continuing operations	$5.87	$(40.32)	—
Diluted income per common share from discontinued operations	—	0.07	—
Diluted net income (loss) per common share	$5.87	$(40.25)	—
Diluted average number of common shares outstanding	5,574	5,837

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GRAHAM HOLDINGS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	September 30%
(in thousands, except per share amounts)	2016	2015	Change
Operating revenues	$1,852,311	$1,969,747	(6)
Operating expenses	1,590,203	1,786,753	(11)
Depreciation of property, plant and equipment	48,903	62,266	(21)
Amortization of intangible assets	19,160	13,897	38
Impairment of goodwill and other long-lived assets	—	255,467	—
Operating income (loss)	194,045	(148,636)	—
Equity in losses of affiliates, net	(895)	(662)	35
Interest income	2,052	1,363	51
Interest expense	(24,533)	(24,679)	(1)
Other income (expense), net	15,871	(29,885)	—
Income (loss) from continuing operations before income taxes	186,540	(202,499)	—
Provision (benefit) for income taxes	54,000	(10,000)	—
Income (loss) from continuing operations	132,540	(192,499)	—
Income from discontinued operations, net of tax	—	42,170	—
Net income (loss)	132,540	(150,329)	—
Net income attributable to noncontrolling interests	(868)	(1,495)	(42)
Net income (loss) attributable to Graham Holdings Company	131,672	(151,824)	—
Redeemable preferred stock dividends	—	(631)	—
Net Income (Loss) Attributable to Graham Holdings Company Common Stockholders	$131,672	$(152,455)	—
Amounts Attributable to Graham Holdings Company Common Stockholders
Income (loss) from continuing operations	$131,672	$(194,625)	—
Income from discontinued operations, net of tax	—	42,170	—
Net income (loss)	$131,672	$(152,455)	—
Per Share Information Attributable to Graham Holdings Company Common Stockholders
Basic income (loss) per common share from continuing operations	$23.33	$(34.18)	—
Basic income per common share from discontinued operations	—	7.99	—
Basic net income (loss) per common share	$23.33	$(26.19)	—
Basic average number of common shares outstanding	5,570	5,721
Diluted income (loss) per common share from continuing operations	$23.21	$(34.18)	—
Diluted income per common share from discontinued operations	—	7.99	—
Diluted net income (loss) per common share	$23.21	$(26.19)	—
Diluted average number of common shares outstanding	5,600	5,811

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GRAHAM HOLDINGS COMPANY
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2016	2015	Change	2016	2015	Change
Operating Revenues
Education	$386,936	$481,746	(20)	$1,207,225	$1,505,973	(20)
Television broadcasting	112,389	89,693	25	300,927	264,010	14
Other businesses	122,313	70,052	75	344,298	199,823	72
Corporate office	—	—	—	—	—	—
Intersegment elimination	—	(59)	—	(139)	(59)	—
	$621,638	$641,432	(3)	$1,852,311	$1,969,747	(6)
Operating Expenses
Education	$370,603	$724,523	(49)	$1,143,512	$1,755,751	(35)
Television broadcasting	53,230	49,167	8	156,333	142,908	9
Other businesses	133,114	73,111	82	365,891	210,205	74
Corporate office	(3,342)	8,413	—	(7,331)	9,578	—
Intersegment elimination	—	(59)	—	(139)	(59)	—
	$553,605	$855,155	(35)	$1,658,266	$2,118,383	(22)
Operating Income (Loss)
Education	$16,333	$(242,777)	—	$63,713	$(249,778)	—
Television broadcasting	59,159	40,526	46	144,594	121,102	19
Other businesses	(10,801)	(3,059)	—	(21,593)	(10,382)	—
Corporate office	3,342	(8,413)	—	7,331	(9,578)	—
	$68,033	$(213,723)	—	$194,045	$(148,636)	—
Depreciation
Education	$9,977	$10,637	(6)	$31,322	$51,145	(39)
Television broadcasting	2,540	2,237	14	7,367	6,471	14
Other businesses	3,289	1,335	—	9,389	3,891	—
Corporate office	291	251	16	825	759	9
	$16,097	$14,460	11	$48,903	$62,266	(21)
Amortization of Intangible Assets and Impairment of Goodwill and Other Long-Lived Assets
Education	$1,773	$249,930	(99)	$5,158	$259,780	(98)
Television broadcasting	63	63	—	189	189	—
Other businesses	4,784	3,110	54	13,813	9,395	47
Corporate office	—	—	—	—	—	—
	$6,620	$253,103	(97)	$19,160	$269,364	(93)
Pension Expense (Credit)
Education	$2,838	$7,525	(62)	$8,965	$15,419	(42)
Television broadcasting	428	425	1	1,285	1,207	6
Other businesses	279	328	(15)	839	707	19
Corporate office	(15,934)	(24,533)	(35)	(47,803)	(58,410)	(18)
	$(12,389)	$(16,255)	(24)	$(36,714)	$(41,077)	(11)

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GRAHAM HOLDINGS COMPANY
EDUCATION DIVISION INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2016	2015	Change	2016	2015	Change
Operating Revenues
Higher education	$148,602	$203,529	(27)	$472,131	$681,814	(31)
Test preparation	78,291	83,706	(6)	224,102	233,313	(4)
Kaplan international	160,456	192,702	(17)	512,068	585,486	(13)
Kaplan corporate and other	47	1,905	(98)	190	5,723	(97)
Intersegment elimination	(460)	(96)	—	(1,266)	(363)	—
	$386,936	$481,746	(20)	$1,207,225	$1,505,973	(20)
Operating Expenses
Higher education	$137,108	$200,376	(32)	$422,094	$653,304	(35)
Test preparation	69,703	70,086	(1)	210,788	216,948	(3)
Kaplan international	158,895	184,407	(14)	489,131	551,901	(11)
Kaplan corporate and other	3,584	19,857	(82)	17,558	74,276	(76)
Amortization of intangible assets	1,773	1,339	32	5,158	4,313	20
Impairment of long-lived assets	—	248,591	—	—	255,467	—
Intersegment elimination	(460)	(133)	—	(1,217)	(458)	—
	$370,603	$724,523	(49)	$1,143,512	$1,755,751	(35)
Operating Income (Loss)
Higher education	$11,494	$3,153	—	$50,037	$28,510	76
Test preparation	8,588	13,620	(37)	13,314	16,365	(19)
Kaplan international	1,561	8,295	(81)	22,937	33,585	(32)
Kaplan corporate and other	(3,537)	(17,952)	80	(17,368)	(68,553)	75
Amortization of intangible assets	(1,773)	(1,339)	(32)	(5,158)	(4,313)	(20)
Impairment of goodwill and other long-lived assets	—	(248,591)	—	—	(255,467)	—
Intersegment elimination	—	37	—	(49)	95	—
	$16,333	$(242,777)	—	$63,713	$(249,778)	—
Depreciation
Higher education	$4,157	$4,066	2	$12,325	$13,688	(10)
Test preparation	1,441	2,052	(30)	4,837	7,205	(33)
Kaplan international	4,360	4,277	2	13,739	14,004	(2)
Kaplan corporate and other	19	242	(92)	421	16,248	(97)
	$9,977	$10,637	(6)	$31,322	$51,145	(39)
Pension Expense
Higher education	$1,905	$3,964	(52)	$5,715	$9,028	(37)
Test preparation	768	775	(1)	2,304	2,325	(1)
Kaplan international	67	114	(41)	201	326	(38)
Kaplan corporate and other	98	2,672	(96)	745	3,740	(80)
	$2,838	$7,525	(62)	$8,965	$15,419	(42)

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GRAHAM HOLDINGS COMPANY
OTHER BUSINESSES INFORMATION
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30%			September 30%
(in thousands)	2016	2015	Change	2016	2015	Change
Operating Revenues
Manufacturing	$62,207	$19,273	—	$176,908	$52,638	—
Healthcare	37,690	33,770	12	110,068	98,697	12
SocialCode	15,180	10,926	39	38,961	29,634	31
Other	7,236	6,083	19	18,361	18,854	(3)
	$122,313	$70,052	75	$344,298	$199,823	72
Operating Expenses
Manufacturing	$58,430	$17,594	—	$169,145	$48,997	—
Healthcare	36,383	31,797	14	107,288	94,077	14
SocialCode	26,017	12,939	—	54,223	32,206	68
Other	12,284	10,781	14	35,235	34,925	1
	$133,114	$73,111	82	$365,891	$210,205	74
Operating Income (Loss)
Manufacturing	$3,777	$1,679	—	$7,763	$3,641	—
Healthcare	1,307	1,973	(34)	2,780	4,620	(40)
SocialCode	(10,837)	(2,013)	—	(15,262)	(2,572)	—
Other	(5,048)	(4,698)	(7)	(16,874)	(16,071)	(5)
	$(10,801)	$(3,059)	—	$(21,593)	$(10,382)	—
Depreciation
Manufacturing	$1,809	$227	—	$5,588	$693	—
Healthcare	686	713	(4)	2,090	2,099	0
SocialCode	241	115	—	683	271	—
Other	553	280	98	1,028	828	24
	$3,289	$1,335	—	$9,389	$3,891	—
Amortization of Intangible Assets
Manufacturing	$3,089	$1,394	—	$8,722	$4,184	—
Healthcare	1,674	1,695	(1)	5,028	5,124	(2)
SocialCode	—	—	—	—	—	—
Other	21	21	—	63	87	(28)
	$4,784	$3,110	54	$13,813	$9,395	47
Pension Expense
Manufacturing	$24	$36	(33)	$62	$54	15
Healthcare	—	—	—	—	—	—
SocialCode	135	113	19	406	202	—
Other	120	179	(33)	371	451	(18)
	$279	$328	(15)	$839	$707	19

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NON-GAAP FINANCIAL INFORMATION
GRAHAM HOLDINGS COMPANY
(Unaudited)
In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included in this press release, the Company has provided information regarding income from continuing operations, excluding certain items described below, reconciled to the most directly comparable GAAP measures. Management believes that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

▪	the ability to make meaningful period-to-period comparisons of the Company’s ongoing results;

▪	the ability to identify trends in the Company’s underlying business; and

▪	a better understanding of how management plans and measures the Company’s underlying business.
Income from continuing operations, excluding certain items, should not be considered substitutes or alternatives to computations calculated in accordance with and required by GAAP. These non-GAAP financial measures should be read only in conjunction with financial information presented on a GAAP basis.
The following table reconciles the non-GAAP financial measures to the most directly comparable GAAP measures:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands, except per share amounts)	2016	2015	2016	2015
Amounts attributable to Graham Holdings Company Common Stockholders
Income (loss) from continuing operations, as reported	$33,126	$(231,222)	$131,672	$(194,625)
Adjustments:
Impairment of goodwill and other long-lived assets	—	217,101	—	221,502
Restructuring charges	—	5,846	—	23,343
Modification of stock options	—	11,626	—	11,626
Gain from the sales of land and marketable equity securities	—	—	(25,004)	—
Net losses (gains) from the sales of businesses and an investment, and the formation of joint ventures	—	24,265	(13,581)	15,666
Write-down of a cost method investment	9,600	—	9,600	—
Foreign currency loss	2,430	8,004	21,327	10,064
Nonrecurring deferred tax benefit	(8,286)	—	(8,286)	—
Favorable out of period deferred tax adjustment	—	—	(5,631)	—
Income from continuing operations, adjusted (non-GAAP)	$36,870	$35,620	$110,097	$87,576

Per share information attributable to Graham Holdings Company Common Stockholders
Diluted income (loss) per common share from continuing operations, as reported	$5.87	$(40.32)	$23.21	$(34.18)
Adjustments:
Impairment of goodwill and other long-lived assets	—	37.85	—	38.57
Restructuring charges	—	1.00	—	4.01
Modification of stock options	—	1.99	—	2.00
Gain from the sales of land and marketable equity securities	—	—	(4.42)	—
Net losses (gains) from the sales of businesses and an investment, and the formation of joint ventures	—	4.16	(2.37)	2.82
Write-down of a cost method investment	1.70	—	1.70	—
Foreign currency loss	0.43	1.37	3.76	1.73
Nonrecurring deferred tax benefit	(1.47)	—	(1.47)	—
Favorable out of period deferred tax adjustment	—	—	(1.00)	—
Diluted income per common share from continuing operations, adjusted (non-GAAP)	$6.53	$6.05	$19.41	$14.95

The adjusted diluted per share amounts may not compute due to rounding.

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